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                                   Exhibit 4.1
                                   -----------

1. The Option Agreement between the Company and Johan Ruthstrom dated January 1, 2002.

2. The Option Agreement between the Company and Stephanie Abner dated December 21, 2000.

3. The Option Agreement between the Company and Sue Badillo dated December 21, 2000.

4. The Option Agreement between the Company and Melissa Barrett dated December 21, 2000.

5.       The Option Agreement between the Company and Pat Brady dated
         December 21, 2000.

6. The Option Agreement between the Company and Nebojsa Brajkovic dated December 21, 2000.

7. The Option Agreement between the Company and Julie Brinkman dated December 21, 2000.

8. The Option Agreement between the Company and Jennifer Byerly dated December 21, 2000.

9. The Option Agreement between the Company and Angela Chamberlin dated December 21, 2000.

10. The Option Agreement between the Company and Fred Cuthbertson dated December 21, 2000.

11. The Option Agreement between the Company and Dennis Dahl dated December 21, 2000.

12. The Option Agreement between the Company and Billie Darrow dated December 21, 2000.

13. The Option Agreement between the Company and Maureen Davis dated December 21, 2000.

14. The Option Agreement between the Company and Linda Duvall dated December 21, 2000.

15. The Option Agreement between the Company and Sherry Estes dated December 21, 2000.


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16.      The Option Agreement between the Company and Kim Hammel dated
         December 21, 2000.

17. The Option Agreement between the Company and Tricia Johnson dated December 21, 2000.

18. The Option Agreement between the Company and Rob Martini dated December 21, 2000.

19. The Option Agreement between the Company and Mike O'Heron dated December 21, 2000.

20. The Option Agreement between the Company and Dana Parker dated December 21, 2000.

21. The Option Agreement between the Company and Charles Paterson dated December 21, 2000.

22. The Option Agreement between the Company and Mike Peplinski dated December 21, 2000.

23. The Option Agreement between the Company and Scott Sangster dated December 21, 2000.

24. The Option Agreement between the Company and Donna Sundstrom dated December 21, 2000.

25. The Option Agreement between the Company and Rachel Vandenbark dated December 21, 2000.

26. The Option Agreement between the Company and Christine Walls dated December 21, 2000.

27. The Option Agreement between the Company and Richard Beedenbender dated May 14, 2001.

28. The Option Agreement between the Company and Richard Beedenbender dated May 14, 2001.

29.      The Option Agreement between the Company and Kim Berecz dated
         May 14, 2001.

30.      The Option Agreement between the Company and Fred Hale dated
         May 14, 2001.

31. The Option Agreement between the Company and Naresh Hingorani dated May 14, 2001.

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32.      The Option Agreement between the Company and Patti Lee dated
         May 14, 2001.

33.      The Option Agreement between the Company and Karen O'Brien dated
         May 14, 2001.

34.      The Option Agreement between the Company and Edward Sands dated
         May 14, 2001.

35. The Option Agreement between the Company and Whitney Stengel dated May 14, 2001.

36.      The Option Agreement between the Company and Jim Watkins dated
         May 14, 2001.

37.      The Option Agreement between the Company and Jim Watkins dated
         May 14, 2001.